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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made as of February 9, 2002 between 1-800 CONTACTS, INC., a Delaware corporation (the "COMPANY"), and Jonathan C. Coon (the "EXECUTIVE"). This Agreement shall be deemed to be effective as of February 9, 2002 (the "EFFECTIVE DATE").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement, for the period beginning on the Effective Date and ending as provided in paragraph 4 hereof (the "EMPLOYMENT PERIOD").

     2.  POSITION AND DUTIES.

     (a) During the Employment Period, Executive shall serve as the President and Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of such position.

     (b) Executive shall report to the Company's Board of Directors (the "BOARD") and Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries (as hereinafter defined). Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

     (c) For purposes of this Agreement, "SUBSIDIARIES" shall mean any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

     3.  BASE SALARY AND BENEFITS.

     (a) During the first year of the Employment Period, Executive's base salary shall be $190,909 per annum (the "BASE SALARY"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. Thereafter, the Base Salary shall be such higher rate as the Board may designate from time to time. As used in this Agreement, the term "Base Salary" shall be deemed to include any such increases as may be designated from time to time by corporate management. During the Employment Period, Executive shall be entitled to participate in all of the Company's employee

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benefit programs for which management employees of the Company and its
Subsidiaries are generally eligible (including the Company's stock option program).

     (b) In addition to the Base Salary, the Board will award an annual bonus of up to 10% of the Executive's Base Salary to Executive following the end of each fiscal year during the Employment Period upon the Company achieving certain operating targets as determined by the Board at the beginning of each fiscal year during the Employment Period. In addition to the Base Salary and any bonuses payable to Executive pursuant to this paragraph, Executive shall be entitled to the following benefits during the Employment Period:

         (i) Reimbursement for the cost of an annual physical examination by a physician of Executive's choice;
         (ii) A maximum of four weeks vacation each year with salary, subject to additional weeks upon executive approval; and
         (iii) Reimbursement for travel, entertainment and other business expenses reasonably incurred by Executive (including costs associated with the use of a mobile telephone); and
         (iv)   $500 per month car allowance; and
         (v)    $1000 per month house cleaning allowance; and
         (vi) Reimbursement for the reasonable expenses of preparation of Executive's annual tax returns; and
         (vii)  Reimbursement of all out of pocket medical and dental costs; and
         (viii) Payment of all medical premiums

     4.  TERMINATION. (a) The Employment Period shall continue until earlier of
(i) the fourth anniversary of the Effective Date (the "EXPIRATION DATE") or
(ii) Executive's resignation, death or disability or other incapacity (as determined by the Board in its good faith judgment) or until the Board determines in its good faith judgment that termination of Executive's employment is in the best interests of the Company. Notwithstanding the foregoing, the Employment Period shall be automatically extended for an additional year unless either the Company or the Executive delivers written notice to the other within 60 days of the Expiration Date of its or his intention not to extend the Employment Period. In the event of Executive's resignation of employment for any reason, (other than a breach by the Company of paragraph 2(a)), or termination for Cause (as defined herein), Executive shall not be entitled to receive his Base Salary or any fringe benefits for any period after the termination of the Employment Period. Upon any other termination of the Employment Period, Executive shall be entitled to receive (i) his Base Salary and the health and disability benefits described in paragraph 3(a) for a period of 12 months thereafter, and (ii) following the end of the fiscal year in which Executive's employment is terminated and the determination of the amount of bonus which Executive would have been entitled if he remained employed by the Company or its Subsidiaries for the entire fiscal year (the "Bonus Amount"), (A) 50% of the Bonus Amount if such termination occurs in the first six months of such fiscal year or (B) 100% of the Bonus Amount if such termination occurs in the second six months of such fiscal year.

         (b) For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by Executive to perform his duties of the position set forth herein or his continued

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failure to perform duties reasonably requested or reasonably prescribed by the
Board (other than as a result of Executive's death or disability), (ii) the engaging by Executive in conduct which is materially monetarily injurious to the Company or any of its Subsidiaries, (iii) gross negligence or willful misconduct by Executive in the performance of his duties which results in, or causes, material monetary harm to the Company or any of its Subsidiaries, or (iv) Executive's commission of a felony or other civil or criminal offense involving moral turpitude. In the case of (i), (ii) and (iii) above, finding of Cause for termination shall be made only after reasonable notice to Executive and an opportunity for Executive, together with counsel (if requested by executive), to be heard before the Board. A determination of Cause by the Board shall be effective only if agreed upon by a majority of the directors, which shall include at least one director who is not an employee of the Company or its Subsidiaries.

     5. CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any other Subsidiary ("CONFIDENTIAL INFORMATION") are the property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.

     6. INVENTIONS AND PATENTS. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Subsidiaries ("WORK PRODUCT") belong to the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7.  NON-COMPETE, NON-SOLICITATION.

     (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that his services shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the Employment Period and for two years thereafter (the "NONCOMPETE PERIOD"), he shall not, without the express written consent of the Company, directly or indirectly own any interest in, manage, control,

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participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

     (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) hire any person who was an employee of the Company or any Subsidiary at any time during the three-month period prior to the expiration of the Employment Period or (ii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries) which interference causes material monetary damage to the Company or its Subsidiaries.

     8. ENFORCEMENT. If, at the time of enforcement of paragraph 5, 6, 7 or 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of paragraph 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in paragraph 7 are reasonable.

     9. OTHER BUSINESSES. As long as Executive is employed by the Company or any of its Subsidiaries, Executive agrees that he will not, except with the express written consent of the Board, become engaged in, or render services for, any business other than the business of the Company, any of its Subsidiaries or any corporation or partnership in which the Company or any of its Subsidiaries have an equity interest; provided, that Executive may devote a de minimis portion of his time to engaging in, or rendering services for, any such business if such activities do not in any material way interfere with the performance by Executive of his obligations hereunder and such activities do not in any way materially and adversely affect the Company. Executive shall notify the Company prior to engaging in any such activities. Nothing contained in this paragraph 9 shall limit the provisions of paragraph 7 above.

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     10. EXECUTIVE'S REPRESENTATIONS. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he fully understands the terms and conditions contained herein.

     11. SURVIVAL. Paragraphs 5, 6, and 7 and paragraphs 11 through 19 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

     12. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

         NOTICES TO EXECUTIVE:

         Jonathan Coon
         5910 So. Holladay Blvd
         Holladay, UT  84121

         NOTICES TO THE COMPANY:

         1-800 CONTACTS, INC.
         66 E. Wadsworth Park Drive, 3rd Floor
         Draper, Utah  84020
         Attn:  Board of Directors

         WITH A COPY TO:

         Kirkland & Ellis
         200 E. Randolph Drive
         Chicago, Illinois  60601
         Attn:  Dennis M. Myers

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

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     13. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     14. COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     15. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     16. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     17. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     18. CHOICE OF LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF UTAH OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF UTAH.

     19. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                1-800 CONTACTS, INC.

                                                By:
                                                   ---------------------------
                                                   Name: Scott S. Tanner
                                                   Its: Chief Operating Officer

                                                ------------------------------
                                                         Jonathan C. Coon

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